FIRST AMENDMENT TO CREDIT AGREEMENT


         This FIRST AMENDMENT TO CREDIT AGREEMENT (this "First Amendment") is entered into as of December 29, 1995, among WEATHERFORD ENTERRA, INC., a Delaware corporation (the "COMPANY"), WEATHERFORD ENTERRA U.S., INC., a Delaware corporation ("WUSI"), WEATHERFORD/LAMB, INC., a Delaware corporation ("WLI"), WEATHERFORD ENTERRA U.S., LIMITED PARTNERSHIP, a Louisiana limited partnership ("W/E, L.P."), the several financial institutions party to this First Amendment (collectively, the "BANKS"; individually, a "BANK"), BANK OF AMERICA ILLINOIS, as the documentation agent for the Banks (the "DOCUMENTATION AGENT"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as the administrative agent for the Banks (the "ADMINISTRATIVE AGENT"; together with the Documentation Agent, the "AGENTS"), CREDIT LYONNAIS NEW YORK BRANCH, as the senior co-agent and ABN AMRO BANK, N.V., BANK OF MONTREAL, FIRST INTERSTATE BANK OF TEXAS, N.A. and ARAB BANKING CORPORATION (B.S.C.), as the co-agents. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement referred to below shall have the meanings ascribed to them in the Credit Agreement.

         WHEREAS, the Company, the Banks, the Agents and the Co-Agents are parties to a certain Credit Agreement dated as of October 5, 1995 (as at any time amended, modified or supplemented and in effect from time to time, the "CREDIT AGREEMENT"); and

         WHEREAS, WUSI is transferring substantially all of its assets to W/E, L.P., whose sole general partner is WUSI and whose sole limited partner is CRC-Evans Automatic Welding Limited, a Delaware corporation which is a wholly-owned subsidiary of WUSI;

         WHEREAS, the Company, the Banks, the Agents and the co-agents wish to amend the Credit Agreement to add W/E, L.P. as a Revolving Loan Borrower and to amend certain other terms of the Credit Agreement; and

         WHEREAS, pursuant to SECTION 6.13 of the Credit Agreement W/E, L.P. will execute a Guaranty;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agrees as follows:

         SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT.

                  (a)      AMENDMENTS TO ARTICLE I.

                           (i) The definition of "Revolving Loan Borrowers" set forth in ARTICLE I of the Credit Agreement is hereby amended to read as follows:

                           "REVOLVING LOAN BORROWERS" means each of the Company,
                  WUSI, WLI and W/E, L.P.

                         (ii)       The following new definition is hereby
                  added:

                           "W/E, L.P." means Weatherford Enterra U.S., Limited
                  Partnership, a Louisiana limited partnership whose sole general partner is WUSI and whose sole limited partner is CRC-Evans Automatic Welding Limited, a Delaware corporation which is wholly-owned by WUSI.

                  (b) AMENDMENTS TO ARTICLE V. ARTICLE V of the Credit Agreement is hereby amended in the following respects:

                         (i)        SECTION 5.01(A) is hereby amended by adding
                  (A) the following words after the word "corporation": "or partnership, as applicable", and (B) the following words after the word "incorporation": "or organization, as applicable"; and

                        (ii) SECTION 5.01(C) is hereby amended by adding the following words after the word "corporation": "or partnership, as applicable"; and

                       (iii) SECTION 5.02 is hereby amended by adding the following words after the word "corporate" in line 4: "or partnership, as applicable".

                  (c) AMENDMENTS TO ARTICLE VI. ARTICLE VI is hereby amended in the following respects:

                         (i) SECTIONS 6.04(A) and 6.04(B) are hereby amended by adding (A) the following words after the word "corporate" each time it appears: "(or partnership, as applicable)", and (B) the following words after the word "incorporation" each time it appears: "or organization".

                        (ii) SECTION 6.13 is hereby amended by adding the following words after the word "incorporated": "or organized".

                  (d)      AMENDMENTS TO ARTICLE VII.

                         (i) SECTION 7.01(A) of the Credit Agreement is hereby
                  amended by adding the following words after the words "SCHEDULE 7.01,": "including any such Liens which continue on such property following a transfer of such property in cases where such transfer is permitted by SECTION 7.02(D)"; and

                        (ii) SECTION 7.02 of the Credit Agreement is hereby
                  amended by redesignating SUBSECTION 7.02(D) to be SUBSECTION 7.02(E) and adding a new SUBSECTION 7.02(D) to read as follows:

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                           "(d)     dispositions of assets by the Company, a
                  Borrower or any of their respective Subsidiaries to the Company or any Guarantor;"


         SECTION 2. ADDITIONAL BORROWER.

                  (a) W/E, L.P. hereby agrees to be a Revolving Loan Borrower as defined in the Credit Agreement. W/E, L.P. confirms that the representations and warranties in ARTICLE V of the Credit Agreement are true and correct as to W/E, L.P. as of the date hereof, except such representations and warranties which expressly refer to an earlier date.

                  (b) W/E, L.P. hereby agrees to perform all the obligations of a Revolving Loan Borrower under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation SECTION 10.14 thereof, as if the undersigned were a signatory party thereto.

         SECTION 3. GUARANTY OF CRC-EVANS AUTOMATIC WELDING LIMITED. Pursuant to
SECTION 6.13 of the Credit Agreement, no later than January 29, 1996, the Company will cause CRC-Evans Automatic Welding Limited to execute and deliver to the Administrative Agent a Guaranty substantially in the form of EXHIBIT B-2 to the Credit Agreement and to furnish to the Administrative Agent a written opinion of counsel for CRC-Evans Automatic Welding Limited substantially in the form of EXHIBITS G-1 and G-2 of the Credit Agreement.

         SECTION 4. REPRESENTATIONS AND WARRANTIES. Each of the Borrowers and each of the Guarantors represent and warrant to the Agents and to each of the Banks that:

                  (a) This First Amendment, the Credit Agreement as amended hereby, and each Guaranty have been duly authorized, executed and delivered by the Borrowers and the Guarantors who are parties thereto and constitute their legal, valid and binding obligations enforceable in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity).

                  (b)      The representations and warranties set forth in
        ARTICLE V of the Credit Agreement are true and correct in all material respects before and after giving effect to this First Amendment with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly related to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

                  (c) As of the date hereof, at the time of and immediately after giving effect to this First Amendment, no Default or Event of Default has occurred and is continuing.

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         SECTION 5. CONDITIONS OF EFFECTIVENESS. This First Amendment shall be effective on the date (the "Effective Date") of the delivery by the Borrowers and the Guarantors to the Administrative Agent of the following:

                  (a) this First Amendment, signed by the Company, the Borrowers, the Guarantors, the Agents, the co-agents and each of the Banks;

                  (b) A Revolving Note executed by W/E, L.P. payable to each Bank, in the form attached as EXHIBIT E to the Credit Agreement;

                  (c) a Guaranty executed by W/E, L.P. in the form attached as EXHIBIT B-2 to the Credit Agreement;

                  (d)      with respect to W/E, L.P.:

                         (i) a copy of the partnership agreement of W/E, L.P., certified by the Secretary of W/E, L.P.;

                        (ii) copies of the resolutions of the board of directors of Weatherford Enterra U.S., Inc., as the sole general partner of W/E, L.P., authorizing WUSI to execute the partnership agreement of W/E, L.P., certified by the Secretary or Assistant Secretary of WUSI; and copies of resolutions of the board of directors of W/E, L.P., authorizing the execution and delivery of this First Amendment, Revolving Notes and a Guaranty, together with specimen signatures of the officers executing this First Amendment, Revolving Notes and such Guaranty, certified by the Secretary or Assistant Secretary of W/E, L.P.;

                       (iii) a Certificate issued by the Secretary of State of Louisiana, certifying the filing of the Articles of Partnership of W/E, L.P.; and

                        (iv) a copy of W/E, L.P.'s Application for Registration to Qualify to do Business in Texas, submitted to the Texas Secretary of State;

                  (e) a letter confirming that The Prentice-Hall Corporation System, Inc. has accepted appointment by W/E, L.P. as its agent for service of process in New York;

                  (f) legal opinions of Texas, New York and Louisiana counsel for W/E, L.P., substantially in the form of Exhibits A, B and C attached hereto; and

                  (g) the fees and expenses payable to the Agents pursuant to SECTION 10.04(A) of the Credit Agreement, in connection with this First Amendment.

         SECTION 6. EFFECT OF AMENDMENT. This First Amendment (i) except as expressly provided herein, shall not be deemed to be a consent to the modification or waiver of any

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other term or condition of the Credit Agreement or of any of the instruments or agreements referred to therein and (ii) shall not prejudice any right or rights which the Administrative Agent or the Banks may now have under or in connection with the Credit Agreement, as amended by this First Amendment. Except as otherwise expressly provided by this First Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this First Amendment and such Credit Agreement shall be read and construed as one instrument.

         SECTION 7. GUARANTIES. Each of the Guarantors hereby consents to and accepts the terms and conditions of this First Amendment, agrees to be bound by the terms and conditions hereof, and ratifies and confirms that its Guaranty executed and delivered in connection with the Credit Agreement is and remains in full force and effect.

         SECTION 8. MISCELLANEOUS This First Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of New York. The captions in this First Amendment are for convenience of reference only and shall not define or limit the provisions hereof. This First Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this First Amendment, it shall not be necessary to produce or account for more than one such counterpart.

         NO ORAL AGREEMENTS. THE CREDIT AGREEMENT (AS AMENDED BY THIS FIRST AMENDMENT) AND THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

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         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first above written.

                                                 WEATHERFORD ENTERRA, INC.

                                         By: /s/ NORMAN W. NOLEN
                                                 Norman W. Nolen
                                                 Senior Vice President, Chief
                                                 Financial Officer and Treasurer


                                                 WEATHERFORD ENTERRA U.S., INC.

                                         By: /s/ NORMAN W. NOLEN
                                                 Norman W. Nolen
                                                 Senior Vice President, Chief
                                                 Financial Officer and Treasurer


                                                 WEATHERFORD/LAMB, INC.

                                         By: /s/ NORMAN W. NOLEN
                                                 Norman W. Nolen
                                                 Senior Vice President, Chief
                                                 Financial Officer and Treasurer


                                                 WEATHERFORD ENTERRA U.S.,
                                                 LIMITED PARTNERSHIP

                                         By: /s/        H. SUZANNE THOMAS
                                                 Name:  H. Suzanne Thomas
                                                 Title: Senior Vice President
                                                        and Secretary

                                      - 6 -

                                                 BANK OF AMERICA ILLINOIS,
                                                 as Documentation Agent and as a
                                                 Bank

                                         By: /s/        JOHN M. ROBINSON
                                                 Name:  John M. Robinson
                                                 Title:  Managing Director


                                                 TEXAS COMMERCE BANK
                                                 NATIONAL ASSOCIATION,
                                                 as Administrative Agent and as
                                                 a Bank

                                         By: /s/        MONA M. FOCH
                                                 Name:  Mona M. Foch
                                                 Title:  Vice President


                                                 CREDIT LYONNAIS NEW YORK
                                                 BRANCH, as Senior Co-Agent and
                                                 as a Bank

                                         By: /s/        ALAIN PAPIASSE
                                                 Name:  Alain Papiasse
                                                 Title: Executive Vice President


                                                 ABN AMRO BANK N.V.,
                                                 as Co-Agent and as a Bank

                                         By: /s/        W. BRYAN CHAPMAN
                                                 Name:  W. Bryan Chapman
                                                 Title: Vice President

                                         By: /s/        H. GENE SHIELS
                                                 Name:  H. Gene Shiels
                                                 Title: Vice President


                                                 BANK OF MONTREAL, as
                                                 Co-Agent and as a Bank

                                         By: /s/        DONALD G. SKIPPER
                                                 Name:  Donald G. Skipper
                                                 Title: Director

                                      - 7 -

                                                 FIRST INTERSTATE BANK OF
                                                 TEXAS, N.A., as Co-Agent and as
                                                 a Bank


                                         By: /s/        FRANK W. SCHAGEMAN
                                                 Name:  Frank W. Schageman
                                                 Title: Vice President


                                                 ARAB BANKING CORPORATION
                                                 (B.S.C.), as Co-Agent and as a
                                                 Bank

                                         By: /s/        STEPHEN A. PLAUCHE
                                                 Name:  Stephen A. Plauche
                                                 Title: Vice President


                                                 THE BANK OF NEW YORK

                                         By: /s/        ALAN F. LYSTER, JR.
                                                 Name:  Alan F. Lyster, Jr.
                                                 Title: Vice President


                                                 THE BANK OF NOVA SCOTIA

                                         By: /s/        F.C.H. ASHBY
                                                 Name:  F.C.H. Ashby
                                                 Title: Senior Manager
                                                        Loan Operations


                                                 FIRST NATIONAL BANK OF
                                                 COMMERCE

                                         By: /s/        J. CHARLES FREEL, JR.
                                                 Name:  J. Charles Freel, Jr.
                                                 Title: Vice President


                                                 THE FUJI BANK, LIMITED

                                         By: /s/        DAVID L. KELLEY
                                                 Name:  David L. Kelley
                                                 Title: Vice President &
                                                        Senior Manager

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                                                 THE MITSUBISHI BANK, LIMITED

                                         By: /s/        SHOJI HONDA
                                                 Name:  Shoji Honda
                                                 Title: General Manager


                                                 NATIONSBANK OF TEXAS, N.A.

                                         By: /s/        W. KEITH BUCHANAN
                                                 Name:  W. Keith Buchanan
                                                 Title: Vice President


                                                 THE YASUDA TRUST AND
                                                 BANKING COMPANY, LIMITED

                                         By: /s/        GERALD GILL
                                                 Name:  Gerald Gill
                                                 Title: Vice President

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